UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2016
AMBER ROAD, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	001-36360 (Commission File No.)	22-2590301 (IRS Employer Identification No.)

One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of principal executive offices)
Registrant’s telephone number: (201) 935-8588
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 3, 2016, Amber Road, Inc. (the "Company") held its annual meeting of stockholders. The matters voted upon, each of which is described in more detail in the Company's definitive proxy statement, filed with the Securities and Exchange Commission on March 31, 2016, were: (1) the election of each of Donald R. Caldwell, Cho Ying Davey Ho and John Malone as Class II directors of the Company for a term of three years expiring at the Company’s 2019 annual meeting of stockholders; and (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2016.

(1)
Each individual listed below was elected to serve as a Class II director of the Company for a term of three years expiring at the Company’s 2019 annual meeting of stockholders. The results of the voting were as follows:

Nominees	For	Withheld	Broker Non-Votes
Donald R. Caldwell	11,341,961	2,254,737	9,777,686

Cho Ying Davey Ho	13,545,021	51,677	9,777,686

John Malone	13,499,984	96,714	9,777,686

(2)	The appointment of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2016 was ratified. The results of the voting were as follows:

For	Against	Abstain
23,206,315	160,978	7,091

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 4, 2016

AMBER ROAD, INC.

By:	/s/ Bradley D. Holmstrom
Bradley D. Holmstrom
General Counsel & Corporate Secretary